FOR IMMEDIATE RELEASE

Monster Offers Acquires 10% Equity Stake In App Development Firm Iconosys and 3 Popular Deal/Shopping Brands and Related Technologies, and Websites in Cash and Stock Deal

Monster Offers gets 3 popular Facebook integrated shopping/promotion apps for individuals and small businesses, including Black Flyday™, Deal Buzzer™, and My Shopping Circle™

Laguna Niguel, CA March 6, 2013 - Monster Offers™ (OTCBB: MONT), a leading Daily Deal analytics provider and mobile advertising/content distribution platform company, announced today that it has agreed to acquire 10% equity stake in Iconosys, Inc., a leading mobile app developer, having developed more than 1000 apps, with app design clients list Del Monte Fresh (NYSE: FDP), The Travel America Visitor Guide Apps System[TAVG], and Fan Apps , an authentic source/developer of Smartphone marketing and promotional apps for celebrities, entertainers and star athletes. The deal includes Monster Offers’ purchase of a 10% equity stake in Iconosys along with assets relating to 3 popular deal/shopping brands; BlackFlyday™, Deal Buzzer™, and My Shopping Circle™, in exchange for cancellation of $500,000.00 in debt owed by Iconosys to Monster Offers.

This announcement comes on the heels of continued good news for Monster Offers. Commented Wayne Irving II, CEO of Monster Offers, “Acquiring this 10% position in Iconosys, as well as its established “Deal Buzzer” brands, is a deal that has been in the works for months, and parties on both sides have finally accepted the equity and asset transfer in exchange for cancellation of the Iconosys obligations. As a result of this transaction, Monster Offer is now poised to move its business plan forward with more exposure to the high growth consumer retail market for mobile communication apps.”

Iconosys is a recognized leader in mobile communications app development, having developed more than 1000 Smart Device “retail grade” apps since 2009, and with a field of specialization in safety, security, and privacy-oriented technologies for Android, iPhone, BlackBerry, Windows, Chrome, Windows Phone/Windows Mobile. Iconosys apps can be found on Google Play, iTunes, Barnes & Noble Nook, and Amazon AppStore for Kindle and Smartphones. Its most media celebrated brands have been seen or featured numerous times in the New York Times, Los Angeles Times, Wall Street Journal, NY Post, OC Register, and Smart Money Magazine, just to name a few.

In addition to the attractive Deal Buzzer™ brands and trademarks, Monster Offers’ acquisition of related, key Smart Device technologies for integration as part of this deal will assist it in providing a more comprehensive consumer experience and enable it to offer services not currently provided by competitors.

As part of the acquisition, Monster Offers gets Iconosys’ Deal Buzzer™ assets, including the Black Flyday™ and My Shopping Circle apps, websites, coding, trademarks, and URLs. Management believes these properties will provide a synergistic compliment to Monster Offers’ existing websites and databases, including its Monster Dealies Smartphone App, which collects and publishes thousands of GPS-driven, searchable deals for users from hundreds of Daily Deal providers.

Technologies to be included in the acquisition:

●	Deal Buzzer™: The Deal Buzzer platform allows small-business owners, entrepreneurs, and self-employed individuals and promoters to post their special offers on social networking sites such as Facebook or Twitter on a daily – or even up-to-the-minute – basis. With this app, users can quickly share the latest hot deals or “today’s special” on Smartphones, handheld tablets, and other devices; include photographs with the offer; integrate Facebook friends; store entries; and utilize Iconosys’ “Where Am I?” technology, which is built into the system and allows individuals to post their current location. More specifically, deal buzzer apps consist of the following features:

●	Deal Buzzer™ (promote your restaurant, car wash, oil change, insurance deal, etc. directly to Facebook)

●	Amazon Buzzer (to promote products in your Amazon store)

●	Auction Buzzer (to promote products you have up for auction)

●	Bar Buzzer (to promote drink specials, menu specials, happy hour promotions)

●	Car Buzzer (to promote your car or cars on your personal or used car lot social networking page)

●	Club Buzzer (to promote locations of your gigs, specials at your gig, rave, special parties)

●	Craigslist Buzzer (to promote and share your items you have on Craigslist on your Facebook page)

●	EBay Buzzer (to promote your EBay auctions and store items)

●	Event Buzzer (to promote special events, weddings, outdoor events)

●	For Sale Buzzer (to promote items one may have for sale, anywhere, across Facebook)

●	Mobbing Buzzer (to promote the location/time/theme and details about your flash mob)

●	Motorcycle Buzzer (to promote the sale of your motorcycle(s), parts, accessories)

●	Party Buzzer (having a party? promote the party by having your friends on Facebook see the party details/location)

●	Real Estate Buzzer (to promote your featured real property offerings on your business Facebook page)

●	Used Car Buzzer (selling used cars gets a boost with this one)

●	Black Flyday™: Recently featured in the OC Register, and USA Today, users of this app can see all the hottest deals, shared through various social networks, within a certain/defined radius of their current location and with the touch of a single button. Create shopping teams or circles of the people you tell when you find a killer bargain on something not to be missed. Popular among moms, this app is enabled with GPS and a real-time social bulletin board, this app was designed to keep all deal-conscious consumers “wired-in” with the latest deals. It also integrates with Facebook, allowing users to post new deals news to their Wall and lets everyone see what hot products they’re eyeing by incorporating a “deal scroller” that serves as a ticker-like display showing all the latest bulletin postings.

●	My Shopping Circle™: Shows you all the deals your like-minded pals have shared. When you first open the app, you can post a deal you found and look at deals that Facebook friends have posted. You can also post your shopping lists, in the event that someone else is doing some shopping for you.

●	New Year’s Buzzer™: New Year’s Buzzer, another novel “media hit”, connects New Year’s enthusiasts with their friends, sending a message to each and everyone selected at midnight wishing them a customized “Happy New Year!” message. The idea here is that no one is missed and that all get to feel the significance that comes with being thought of at this memorable occasion. The app also has a resolution tracker in it, delivering regular affirmations encouraging users to stay on track with their resolutions through daily tracking options.

As part of the deal, these new brands and technologies will allow Monster Offers to evolve on pace with the changing Daily Deals marketplace. As became evident with Groupon’s disappointing earnings last quarter and the subsequent ousting of CEO Andrew Mason last week, Daily Deals providers are now faced with the task of meeting the ever-changing demands and expectations of today’s consumers or suffering huge losses. Simply providing consumers with deals is not enough anymore, and Monster Offers plans to use its newly acquired technologies to provide a more hyper-local and real-time Daily Deals experience for both customer and business alike. Management believes that one of the industry’s main challenges is turning a ping-pong deal-chaser into a loyal repeat customer, which Monster Offers seeks to accomplish through its cutting edge arsenal of user- and business-friendly integrated technologies.

“The Buzzer brand and related technologies are a unique suite of apps that allows businesses to take exciting deals directly to their networks, essentially enabling owners to promote with ease, their own Specials, Deals or Daily Offers,” says Wayne Irving II, CEO of Monster Offers. “With Facebook becoming more and more an important component to your business, this tool is one that you could install on a trusted employee’s phone, which allows them to manage the daily specials for you without giving them access to your whole Facebook page.”

Monster Offers sees the 10% equity stake in Iconosys as an important and strategic move that will round out their reach to promote and distribute deals in 2013 and beyond. It is the newest in a string of strategic moves for the company, including a recent strategic alliance with Hozio, an online marketing agency that provides boutique advertising and promotional services to small and medium-sized businesses.

About Monster Offers

Monster Offers, is a public company recently created from the merger of Ad Shark, Inc., an innovative leader in mobile marketing advertising consulting, with and into Monster Offers, a leading daily deal analytics provider and aggregator. Through its Monster Offers division, the company collects and publishes daily deals from multiple sites in numerous local communities across the U.S. and Canada. By focusing on providing innovation and utility for daily deal consumers and providers, the company’s listings allow consumers to more easily and efficiently organize and sift through the extensive volume of deal flow or offerings by geography or product categories, or to personalize and customize their search results using keywords. More information about the company’s Monster Offers division can be found by visiting the company’s website located at www.monsteroffers.com, or at www.monsterdailydeals.com.

Through its Ad Shark division, the company develops and implements mobile advertising sales efforts by constructing a robust media and advertising delivery system. This innovative approach to integrating traditional internet advertising with optimized media and ad delivery methods (all tailored specifically for the applicable smart device, OS or screen resolution platform) makes the company “a player to be reckoned with” in the very competitive pool for mobile marketing services and products. For more on the company’s Ad Shark division, go to the company website located at adshark.mobi.

About Iconosys, Inc.

Iconosys, a member of the National Organization for Youth Safety (NOYS) and the maker of the widely used and well publicized DriveReply®, Trick or Tracker™, Car Finder, All I Want From Santa™, Word Bully™, Guard’s Up!™, LatchKey Kid™, and My Max Speed™ Smartphone apps, is developing technologies and technology driven products for its clients with a goal toward designing apps that enrich, enhance, and ultimately make safer, our day to day lives. Iconosys apps, efforts, and management, have appeared in more than 5,000 media press pieces since its founding. Get a sample of Iconosys press coverage here: http://www.iconosys.com/press.php

Iconosys develops Apps and technologies for iOS and Android OS Smartphones and tablet computers for hundreds of clients, including Del Monte Fresh, Markon Cooperatives, Run Racing, OC Aids Walk, among others. See a sample of some of Iconosys’ catalog of nearly 4000 Smart device apps from your Smartphone browser: http://apps.iconosys.com, and from your computer browser: http://iconosys.com/product.php. Apps are also available from www.apphysteria.com.

Media Contact:

CEO

Wayne Irving

(949) 335-5350

pr@monsteroffers.com

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, the risks associated with the management appointment described in this press release, and other risks identified in the filings by Monster Offers (MONT), with the U. S. Securities and Exchange Commission. Further information on risks faced by MONT are detailed in the Form 10-K for the year ended December 31, 2011, and in its subsequent Quarterly Reports on Form 10-Q. These filings are or will become available on a website maintained by the U. S. Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Monster Offers does not undertake any obligation to publicly release the any revision to these forward-looking statements that may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The company’s actual results could differ materially from those anticipated in the forward-looking statements.